EXHIBIT 23


                    INDEPENDENT AUDITORS' CONSENT

            We consent to the incorporation by reference in this Registration Statement of PHH Corporation (a wholly-owned subsidiary of Cendant Corporation) on Form S-3 of our report dated February 28, 2000 appearing in the Annual Report on Form 10-K of PHH Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
September 21, 2000